UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 26, 2018

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Corium International, Inc. (the “Company”) on October 11, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gurnet Holding Company, a Delaware corporation (“Parent”), and Gurnet Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step transaction, consisting of a tender offer followed immediately by a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger. On October 26, 2018, Purchaser commenced a tender offer (the “Offer”) to purchase any and all of the shares of the Company’s outstanding common stock, par value $0.001 (the “Shares” and each, a “Share”), at a purchase price of (i) $12.50 per Share in cash (the “Closing Amount”), before deduction of applicable withholding taxes and without interest, plus (ii) one non-transferable contingent value right per Share, which represents the contractual right to receive $0.50 per share in cash (the “CVR Amount” and together with the Closing Amount, the “Merger Consideration”), before deduction of applicable withholding taxes and without interest, following approval by the FDA of the New Drug Application for Corplex Donepezil on or prior to March 31, 2020, as described further in and subject to the conditions set forth in a Contingent Value Rights Agreement (the “CVR”), and all upon the terms and subject to the conditions set forth in the Merger Agreement, the Offer to Purchase, dated October 26, 2018, the related Letter of Transmittal and the Notice of Guaranteed Delivery.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The Offer and related withdrawal rights expired one minute past 11:59 pm, New York City time, on November 26, 2018 (the “Expiration Time”). The Offer was not extended. The depositary for the Offer has advised Parent and Merger Sub that, as of the expiration of the Offer, a total of 31,578,042 Shares had been validly tendered into and not validly withdrawn from the Offer, representing approximately 86.21% of Shares then outstanding, and Notices of Guaranteed Delivery had been delivered with respect to 2,865,014 Shares, representing approximately 7.82% of the aggregate number of Shares then outstanding. The aggregate number of Shares validly tendered and not validly withdrawn from the Offer satisfies the minimum tender condition in the Merger Agreement that the Shares validly tendered and received in the Offer and not withdrawn prior to the Expiration Time when added to the Shares, if any, owned by Parent and its affiliates, represent at least a majority of the Shares outstanding. All conditions to the Offer having been satisfied or waived, Merger Sub accepted for payment and is promptly paying for in accordance with the terms of the Offer, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied. On November 27, 2018, Parent completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company, in accordance with Section 251(h) of the Delaware General Corporation Law of the State of Delaware, and with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares tendered and accepted for payment by Merger Sub pursuant to the Offer, Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent, the Company or held as treasury stock immediately prior to the Effective Time, and Shares owned by a holder who has properly demanded appraisal) was automatically converted into the right to receive the per share Merger Consideration. In addition, at the Effective Time, (i) each option to purchase Shares that was vested and outstanding was cancelled and converted into the right to receive (1) an amount in cash equal to the product of (x) the number of Shares issuable under such option multiplied by (y) the excess of (A) the Closing Amount over (B) the per share exercise price of such option plus (2) one CVR for each Share issuable under such option, (ii) each vested restricted stock unit (“RSU”) corresponding to Shares that had not yet settled was cancelled and converted into the right to receive (1) an amount in cash equal to the product of (x) the number of Shares issuable under such RSU multiplied by (y) the Closing Amount plus (2) one CVR for each Share issuable under such RSU, (iii) each unvested option that was unexpired, unexercised and outstanding was converted into and substituted for the right to receive an amount equal to the product of (x) the number of Shares issuable under such option multiplied by (y) the excess of (A) the Closing Amount over (B) the per share exercise price of such option, and (iv) each unvested RSU outstanding that had not yet been settled was converted into and substituted for the right to receive an amount equal to the product of (x) the number of Shares issuable under such RSU multiplied by (y) the Closing Amount.

The payments in respect of unvested options and unvested RSUs shall be paid over the remaining vesting periods of such awards (with full acceleration of any unvested portion thereof if, within 12 months following the Effective Time, the employee is terminated without cause or the employee resigns for good reason) and subject to generally the same terms and conditions as applied to the awards prior to the Effective Time. The Company’s Employee Stock Purchase Plan was terminated prior to the Effective Time.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

Item 2.04.             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Offer and Merger constitutes a Common Stock Change Event, a Fundamental Change and a Make-Whole Fundamental Change, each as defined in the Indenture March 5, 2018 (the “Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”), relating to the Company’s 5.00% Convertible Notes due 2025 (“Notes”). The effective date of the Common Stock Change Event, Fundamental Change and Make-Whole Fundamental Change is November 27, 2018 (the “Note Effective Date”), the date of the consummation of the Merger.

As a result of the Fundamental Change, each holder of the Notes will have the right to require the Company to repurchase its Notes, pursuant to the terms and procedures set forth in the Indenture, for a cash purchase price equal to the Fundamental Change Repurchase Price (as defined in the Indenture). In addition, as a result of the Fundamental Change and Common Stock Change Event, holders of the Notes will have a right to convert their Notes commencing on the Note Effective Date, subject to the terms of the Indenture as supplemented by the First Supplemental Indenture described below.

As a result of the Common Stock Change Event, pursuant to the Indenture, the Company and Trustee executed a supplemental indenture, dated November 27, 2018 (the “First Supplemental Indenture”) to, among other things, change each Note holder’s right to convert Notes for Shares on and after the Note Effective Date into a right to convert Notes for Merger Consideration. Pursuant to the terms of the Indenture, the Make-Whole Fundamental Change will not result in any adjustments to the existing conversion rates of the Notes.  Therefore, each holder of Notes who elects to convert such Notes will receive an amount equal to 58.0552 multiplied by the per share Merger Consideration per $1,000 principal amount of Notes.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and which is incorporated herein by reference. For the avoidance of doubt, the foregoing disclosure does not constitute the Fundamental Change Notice (as defined in the Indenture).

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the merger, on November 27, 2018, the Company (a) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (b) requested that Nasdaq (i) suspend trading of the Shares effective November 27, 2018, and (ii) file with the SEC a Form 25 to delist the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On or about December 7, 2018, the Company intends to file a certification on Form 15 with the SEC to deregister the Shares and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.             Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01.             Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, effective at the Effective Time, each of the directors of the Company, except for Peter D. Staple, resigned from his or her respective position as a member of the Company’s Board of Directors and any committee thereof.

In addition, following the closing of the Merger, the directors of the Company are Peter D. Staple, Chris Viehbacher, Sophie Kornowski and Travis Wilson.

Item 5.03.             Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively, and each of which is incorporated by reference herein.

Item 8.01.             Other Events.

On November 27, 2018, Gurnet Point Capital, an affiliate of Parent, issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated October 11, 2018, by and among Gurnet Holding Company, Gurnet Merger Sub, Inc. and Corium International, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 11, 2018).

3.1*	Amended and Restated Certificate of Incorporation of Corium International, Inc.

3.2*	Amended and Restated Bylaws of Corium International, Inc.

4.1*	First Supplemental Indenture, dated November 27, 2018, between Corium International, Inc. and U.S. Bank National Association.

*      Filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated October 11, 2018, by among Gurnet Holding Company, Gurnet Merger Sub, Inc. and Corium International, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 11, 2018).

3.1*	Amended and Restated Certificate of Incorporation of Corium International, Inc.

3.2*	Amended and Restated Bylaws of Corium International, Inc.

4.1*	First Supplemental Indenture, dated November 27, 2018, between Corium International, Inc. and U.S. Bank National Association.

*      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: November 27, 2018	By:	/s/ Peter D. Staple
	Name:	Peter D. Staple
	Title:	Chief Executive Officer